Exhibit 99.1

PLAN OF OPERATION FOR THE SEGREGATED ACCOUNT OF

AMBAC ASSURANCE CORPORATION

This Plan of Operation for the Segregated Account of Ambac Assurance Corporation (this “Plan of Operation”) sets forth the manner by which Ambac Assurance Corporation (the “Company”) will establish and operate the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”).

I.	Establishment of Segregated Account

Subject to the approval of the Wisconsin Office of the Commissioner of Insurance (“OCI”), the Company will establish and operate the Segregated Account as an optional segregated account pursuant to Wis. Stat. § 611.24(2), effective as of March 24, 2010. This Plan of Operation may be amended from time to time by the Board of Directors of the Company, subject to the approval of the OCI.

II.	Purpose of Segregated Account

The Company is establishing the Segregated Account for the purpose of segregating certain segments of its liabilities, and consenting to the subsequent rehabilitation of the Segregated Account under Chapter 645 of the Wisconsin Statutes. Following the execution of an Order for Rehabilitation of the Segregated Account, the rehabilitator will assume control of the management of the Segregated Account for the purpose of conducting an orderly run-off and/or settlement of the policy and other liabilities allocated to the Segregated Account in accordance with a Plan of Rehabilitation to be approved by the rehabilitation court pursuant to Section 645.33(5) of the Wisconsin Statutes (the “Plan of Rehabilitation”).

III.	Management of the Segregated Account

Pursuant to the terms of the Management Services Agreement (the “Management Services Agreement”) attached hereto as Exhibit A, the Company will be appointed as the Management Services Provider for the Segregated Account (the “Management Services Provider”) for so long as such agreement is in effect. Nothing in this Section prevents the Segregated Account from retaining additional service providers to provide services in addition to those provided by the Management Services Provider.

In addition, pursuant to the terms of a Cooperation Agreement (the “Cooperation Agreement”), the Company and the Segregated Account will agree to certain matters related to decision-making, information sharing, tax compliance and allocation of expenses, all as set forth in the Cooperation Agreement. The form of the Cooperation Agreement is attached hereto as Exhibit B.

IV.	Allocations to Segregated Account

Financial Guaranty Insurance Policies. A list of all financial guaranty insurance policies and surety bonds being allocated to the Segregated Account (other than those covering student loans (which are addressed in clause 4 below) and those covering certain residential mortgage backed securities (which are addressed in the paragraph following clause 4 below)) is attached hereto as Exhibit C. Policies being allocated to the Segregated Account include policies insuring or relating to the following:

1.	All credit default swaps with respect to which a forbearance agreement executed by the Company and OCI (among others) to temporarily forbear from collecting or enforcing (or consenting to or directing the collection or enforcement of) claims against the Company or Ambac Credit Products, LLC (“ACP”) arising from termination or acceleration of the obligations of the Company or ACP based upon commencement of the rehabilitation proceedings of the Segregated Account is not in full force and effect.

2.	Residential mortgage backed securities.

3.	Certain other identified policies expected to suffer material losses, which losses may or may not arise due to the occurrence of an early termination or a loss of control rights arising from the rehabilitation of the Segregated Account.

4.	Certain student loan policies, as follows:

a.	Student loan policies identified on Exhibit D hereto will be allocated to the Segregated Account immediately upon establishment of the Segregated Account.

b.	Student loan policies identified on Exhibit E hereto shall initially remain in the Company’s general account, but shall be subject to an assessment process. The assessment shall begin following the entry of an Order for Rehabilitation with respect to the Segregated Account and shall continue for 180 days thereafter (the “Assessment Period”). During the Assessment Period and for a period of 90 days thereafter, any such student loan policy may be allocated to the Segregated Account.

Any residential mortgage backed securities not initially allocated to the Segregated Account shall be allocated thereto within 20 days following the establishment of the Segregated Account, subject to any necessary filings or approvals of the rehabilitation court. With the sole exception of the policies described in the immediately preceding sentence and student loan policies described in clause 4b above, none of the Company’s policies shall be subject to an assessment or allocated on an ad hoc or rolling basis into the Segregated Account; provided, however, that clerical errors and oversights may be corrected with the consent of OCI and filed with or approved by the rehabilitation court as required.

Remediation. All remediation claims, defenses, offsets, and/or credits (except to the extent described in clause (iv) of Section V -“Collateral Security” below), if any, in respect of policies allocated to the Segregated Account, whether now existing or hereafter arising, are allocated to the Segregated Account together with such policies.

Lease with One State Street, LLC. The Company is allocating to the Segregated Account its disputed contingent liability, if any, under the long-term lease with One State Street, LLC, effective January 1, 1992 and amended as of August 1, 1997.

Liability as Guarantor of Ambac Assurance UK Limited’s lease with British Land. The Company is allocating to the Segregated Account its contingent liability, if any, as guarantor of the obligations of Ambac Assurance UK Limited under its lease with British Land.

Ownership Interests. The Company is allocating to the Segregated Account its limited liability interest in ACP, Ambac Conduit Funding LLC, Aleutian Investments LLC and Juneau Investments LLC.

Reinsurance Agreements. The Company is allocating to the Segregated Account all liabilities assumed by the Company as reinsurer under the reinsurance agreements listed on Exhibit F attached hereto.

V.	Provision for Capital and Surplus

The Segregated Account will support the liabilities allocated to it with the following resources:

Secured Note. The Company’s general account will issue a secured note to the Segregated Account in the face amount of $2 billion dollars (the “Secured Note”). Under the terms of the Secured Note, the Segregated Account will be permitted to demand payment of note principal to satisfy liabilities of the Segregated Account due and payable in respect of cash claim payments, payments on other liabilities allocated to the segregated account, administrative and operating expenses, loss settlements, commutation payments, payments under surplus notes or contribution notes, if any, issued by the Segregated Account, and any other amounts directed or ordered to be paid by the rehabilitation court in conjunction with the rehabilitation proceeding, all as more fully set forth in the Secured Note. The demand amount shall be reduced by the amount, as calculated by the Segregated Account, of the Segregated Account’s liquid assets available to pay such liabilities at such time. In no case will the Company’s general account have any liability to make any payment to the Segregated Account under the Secured Note to the extent that such payment would result in the surplus as regards policyholders of the Company’s general account falling below $100 million (or such higher amount as determined by OCI pursuant to a prescribed accounting practice) and for any period during which the surplus as regards policyholders of the Company’s general account is below such amount. The form of the Secured Note is attached hereto as Exhibit G.

Aggregate Excess of Loss Reinsurance Agreement. The Company’s general account will issue an Aggregate Excess of Loss Reinsurance Agreement to the Segregated Account (the “Reinsurance Agreement”). Under the terms of the Reinsurance Agreement, the Company’s general account will provide aggregate excess of loss coverage equal to the liabilities of the Segregated Account due and payable in respect of cash claim payments, loss settlements, commutation payments, payments under surplus notes or contribution notes, if any, issued by the Segregated Account, and any other amounts directed or ordered to be paid by the rehabilitation court in conjunction with the rehabilitation proceeding, all as more fully set forth in the Reinsurance Agreement. The amount of the reinsurance recoverable shall be reduced by the amount, as calculated by the Segregated Account, of the Segregated Account’s liquid assets available to pay such liabilities at such time. In no case will the Company’s general account have any liability to make any payment to the Segregated Account under the Secured Note to the extent that such payment would result in the surplus as regards policyholders of the Company’s general account falling below $100 million (or such higher amount as determined by OCI pursuant to a prescribed accounting practice) and for any period during which the surplus as regards policyholders of the Company’s general account is below such amount. Coverage under the Reinsurance Agreement will attach after all principal under the Secured Note has been paid by the Company’s general account. The form of the Reinsurance Agreement is attached hereto as Exhibit H.

Surplus Notes. In accordance with the terms of the Plan of Rehabilitation, the Company’s general account may issue surplus or contribution notes (“Surplus Notes”) to the holders of policies allocated to the Segregated Account to satisfy that portion of the claim liabilities due and payable under such policies which is not paid directly by the Segregated Account in cash or in surplus notes or contribution notes of the Segregated Account.

Collateral Security. As security for the obligations of the Company’s general account to the Segregated Account, the Company’s general account will grant a security interest to the Segregated Account in the following assets, as more fully set forth in the Secured Note and Reinsurance Agreement:

(i) installment premiums received in conjunction with policies allocated to the Segregated Account and premiums received under reinsurance agreements;

(ii) reinsurance premiums received in respect of assumed reinsurance agreements with respect to which the liabilities of the Company have been allocated to the Segregated Account;

(iii) recoveries under third party reinsurance agreements covering losses on policies allocated to the Segregated Account; and

(iv) any recoveries arising from remediation efforts or reimbursement or collection rights with respect to policies allocated to the Segregated Account.

All assets within the Segregated Account will be available exclusively for satisfying liabilities attributable to the Segregated Account. The Company will ensure that all assets of the Segregated Account, including any income earned thereon, remain identifiable within the Segregated Account. Pursuant to Wis. Stat. § 611.24(3)(b), any income, gains and losses, whether or not realized, from assets and investments attributable to the Segregated Account, if any, will be credited to or charged against the Segregated Account without regard to other income, gains, or losses of the Company’s general account.

In connection with its review and approval of this Plan of Operation, OCI has determined that there is an adequate amount of capital and surplus in the Segregated Account pursuant to Wis. Stat. § 611.24(3)(a) and that the provisions for capital and surplus contemplated herein with respect to the liabilities allocated to the Segregated Account constitute fair consideration within the meaning of Wis. Stat. § 645.03(d).

VI.	Charges and Expenses

Pursuant to Wis. Stat. § 611.24(3)(c), assets and investments allocated to the Segregated Account, if any, will be available and used solely to satisfy costs, expenses, charges, and liabilities attributable to the business placed therein. Such assets and investments, if any, will not be charged with any costs, expenses, charges, or liabilities arising out of any other business of the Company, except as otherwise provided in the Secured Note or Reinsurance Agreement. Likewise, assets and investments in the Company’s general account will not be charged with any costs, expenses, charges, or liabilities arising out of the direct business allocated to the Segregated Account.

The Company will divide any expenses for which the Company’s general account has not been compensated pursuant to the Management Services Agreement, on such reasonable basis as the Rehabilitator and the Company shall mutually agree, between the Company’s general account and the Segregated Account.

The Segregated Account may offset and recoup any balance or amount due from the Company to the Segregated Account.

Time is of the essence with respect to all payment obligations from the Company to the Segregated Account. No extension of time for performance of any payment obligation shall be deemed an extension of time for performance of any other payment obligation.

VII.	Financial Statements

The Management Services Provider will prepare periodic statutory financial statements for the Segregated Account commencing with the 2010 calendar year.

VIII.	Dissolution; Merger

Unless otherwise previously dissolved or merged into the Company’s general account, the Company will merge the Segregated Account into the Company’s general account upon the final resolution of all liabilities attributable to the business allocated to the Segregated Account, or upon order from the Commissioner.

Exhibit A

Previously filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Exhibit B

Previously filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Exhibit C

Policy Number	Identifier
SF0738BE	01448CAB6
SF0899BE	05357WAA5
SF0900BE	05357WAA5
SF0930BE	XS0311291842
SF0930BE	BCCOZNWK2
SF0862BE	05635AAA7
SF0857BE	XS0277185400
SF0529BE	14308TAA4
SF0910BE	173109AD1
SF0934BE	17312HAD12
SF0862BE	18972AAA1
SF0687BE	XS0205633620
SF0836BE	IT0003872774
SF0906BE	345447BC9,345447BD7
SF0938BE	345447AA4,345447AC0
SF0859BE	XS0272191528
SF0859BE	XS0272191874
SF0916BE	67515LAG5
SF0917BE	67515LAG5
SF0904BE	67085PAA9
SF0886BE	XS0289330028
SF0892BE	77426NAA1
SF0694BE	86175XAA3
SF0711BE	51506JAA8
SF0889BE	917926AC:
SF0888BE	AU3FN0001558
SF0888BE	AU3FN0001566
SF0882BE	92328WAA9
SF0953BE	A-1 And A-2 Notes
SF0953BE	B-1 And B-2 Notes
AB0767BE
AB0951BE
AB1018BE
AB1048BE
AB1089BE
AB1096BE
AB1112BE-A1
AB1112BE-A2
AB0035BE
AB0039BE
AB0167BE
AB0204BE
AB0217BE
AB0240BE
AB0243BE

Policy Number	Identifier
AB0248BE
AB0273BE
AB0274BE
AB0283BE
AB0294BE
AB0295BE
AB0312BE
AB0338BE
AB0345BE
AB0350BE
AB0351BE
AB0360BE
AB0370BE
AB0383BE
AB0391BE
AB0392BE
AB0422BE
AB0423BE
AB0433BE
AB0437BE
AB0447BE
AB0449BE
AB0450BE
AB0463BE
AB0469BE
AB0470BE
AB0471BE
AB0488BE
AB0489BE
AB0490BE
AB0492BE
AB0496BE
AB0498BE
AB0499BE
AB0504BE
AB0507BE
AB0515BE
AB0516BE
AB0517BE
AB0518BE
AB0524BE
AB0529BE
AB0531BE
AB0532BE
AB0538BE

Policy Number	Identifier
AB0540BE
AB0541BE
AB0544BE
AB0545BE
AB0550BE
AB0550BE
AB0558BE
AB0561BE
AB0562BE
AB0572BE
AB0574BE
AB0581BE
AB0588BE
AB0593BE
AB0597BE
AB0600BE
AB0601BE
AB0605BE
AB0606BE
AB0610BE
AB0617BE
AB0618BE
AB0633BE
AB0636BE
AB0639BE
AB0641BE
AB0642BE
AB0643BE
AB0644BE
AB0646BE
AB0649BE
AB0650BE
AB0653BE
AB0655BE
AB0657BE
AB0662BE
AB0663BE
AB0670BE
AB0672BE
AB0674BE
AB0677BE
AB0678BE
AB0681BE
AB0683BE
AB0688BE

Policy Number	Identifier
AB0691BE
AB0693BE
AB0696BE
AB0698BE
AB0699BE
AB0700BE
AB0701BE
AB0703BE
AB0704BE
AB0705BE
AB0707BE
AB0708BE
AB0710BE
AB0716BE
AB0718BE
AB0722BE
AB0725BE
AB0726BE
AB0727BE
AB0728BE
AB0732BE
AB0733BE
AB0734BE
AB0737BE
AB0739BE
AB0741BE
AB0742BE
AB0743BE
AB0745BE
AB0748BE
AB0751BE
AB0752BE
AB0753BE
AB0754BE
AB0758BE
AB0761BE
AB0763BE
AB0766BE
AB0769BE
AB0772BE
AB0774BE
AB0775BE
AB0777BE
AB0778BE
AB0783BE

Policy Number	Identifier
AB0787BE
AB0789BE
AB0791BE
AB0792BE
AB0793BE
AB0794BE
AB0795BE
AB0797BE
AB0798BE
AB0799BE
AB0805BE
AB0806BE
AB0807BE
AB0808BE
AB0809BE
AB0810BE
AB0811BE
AB0813BE
AB0819BE
AB0820BE
AB0824BE
AB0826BE
AB0839BE
AB0840BE
AB0844BE
AB0845BE
AB0849BE
AB0850BE
AB0851BE
AB0854BE
AB0855BE
AB0856BE
AB0860BE
AB0861BE
AB0865BE
AB0867BE
AB0868BE
AB0869BE
AB0870BE
AB0877BE
AB0881BE
AB0883BE
AB0885BE
AB0886BE
AB0889BE

Policy Number	Identifier
AB0892BE
AB0893BE
AB0896BE
AB0897BE
AB0899BE
AB0905BE
AB0909BE
AB0913BE
AB0916BE
AB0917BE
AB0918BE
AB0920BE
AB0921BE
AB0922BE
AB0924BE
AB0925BE
AB0927BE
AB0928BE
AB0929BE
AB0930BE
AB0931BE
AB0936BE
AB0942BE
AB0944BE
AB0947BE
AB0949BE
AB0952BE
AB0955BE
AB0956BE
AB0957BE
AB0958BE
AB0959BE
AB0961BE
AB0967BE
AB0968BE
AB0970BE
AB0971BE
AB0972BE
AB0977BE
AB0978BE
AB0979BE
AB0982BE
AB0984BE
AB0985BE
AB0989BE

Policy Number	Identifier
AB0990BE
AB0995BE
AB0999BE
AB1003BE
AB1006BE
AB1009BE
AB1010BE
AB1011BE
AB1013BE
AB1014BE
AB1015BE
AB1019BE
AB1020BE
AB1021BE
AB1022BE
AB1023BE
AB1028BE
AB1031BE
AB1034BE
AB1035BE
AB1037BE
AB1039BE
AB1040BE
AB1043BE
AB1044BE
AB1045BE
AB1046BE
AB1047BE
AB1049BE
AB1051BE
AB1054BE
AB1055BE
AB1057BE
AB1060BE
AB1062BE
AB1063BE
AB1064BE
AB1065BE
AB1067BE
AB1068BE
AB1069BE(A)
AB1069BE(B)
AB1071BE
AB1072BE
AB1075BE(1)

Policy Number	Identifier
AB1075BE(2)
AB1075BE(3)
AB1076BE
AB1077BE
AB1078BE
AB1079BE
AB1080BE(1)
AB1080BE(2)
AB1081BE
AB1082BE
AB1088BE
AB1091BE
AB1094BE-1
AB1094BE-2
AB1099BE
AB103BE-1
AB103BE-2
AB1099BE
AB1103BE-1
AB1103BE-2
AB1105BE-1
AB1105BE-2
AB1110BE
AB1113BE
AB1116BE
BE000182
BE600152
SF0395BE
SF0730BE
SF0776BE
SF0797BE
SS0052BE
17548BE
SB1050BE
AB0903BE
AB1029BE-08
AB0842BE
AB0960BE
AB0991BE
AB0438BE
AB0530BE
AB0747BE
AB0907BE
AB0001BE
AB0003BE
AB0005BE
AB0006BE
AB0007BE

Policy Number	Identifier
JN0005BE
20049BE
AL000BE
FG0491BE
JN0003BE
AB0042BE
SW0029BE
SW0017BE
SW0036BE
SW0348BE
SW6067BE
SW0313BE
SW0350BE
AB1029BE-03
AB1029BE-04
AB1029BE-07
AB1029BE-09
AB1029BE-10
AB1029BE-11
AB1029BE-12
AB1029BE-13
AB1029BE-14
AB1029BE-15
AB1029BE-16
AB1029BE-17
AB1029BE-18
AB1029BE-21
AB1029BE-22
AB1029BE-23
AB1029BE-24
AB1029BE-25
AB1029BE-29
AB1029BE-30
AB1029BE-31
AB1029BE-34
AB1029BE-35
AB1029BE-36
AB1029BE-37
AB1107BE-01
AB1107BE-03
AB1107BE-05
SF0200BE
SF0201BE
SF0475BE
SF0476BE

Policy Number	Identifier
SF0477BE
SF0003BE
SF0005BE
SF0007BE
SF0009BE
SF0011BE
SF0013BE
SF0430BE
SF0433BE
SF0030BE
SF0103BE
SF0104BE
SF0105BE
SF0106BE
SF0107BE
SF0293BE
SF0294BE
SF0295BE
SF0296BE
SF0429BE
SF0555BE
SF0556BE
SF0557BE
SF0022BE
SF0023BE
SF0029BE
SF0098BE
SF0298BE
SF0299BE
SF0300BE
SF0301BE
SF0353BE
SF0354BE
SF0355BE
SF0356BE
SF0357BE
SF0362BE
SF0363BE
SF0364BE
SF0365BE
SF0366BE
SF0410BE
SF0413BE
SF0414BE
SF0415BE

Policy Number	Identifier
SF0416BE
SF0435BE
SF0436BE
SF0437BE
SF0503BE
SF0508BE
SF0509BE
SF0552BE
SF0553BE
SF0622BE
SF0624BE
SF0625BE
SF0627BE
SF0764BE
SF0770BE
SF0771BE
SF0772BE
SF0940BE
SW0241BE
SW0297BE
SW0341BE
SW0238BE
SW0294BE
SW0099BE-A
SW0131BE
SW0368BE
SW0369BE
SW0370BE
SW0240BE
SW0021BE
SW0028BE
SW0031BE
SW0041BE
SW0044BE
SW0045BE
SW0057BE
SW0060BE
SW0063BE
SW0065BE
SW0068BE
SW0069BE
SW0070BE
SW0073BE
SW0074BE
SW0075BE

Policy Number	Identifier
SW0080BE
SW0084BE
SW0088BE
SW0090BE
SW0096BE
SW0102BE
SW0104BE
SW0108BE
SW0109BE
SW0113BE
SW0119BE
SW0120BE
SW0121BE
SW0122BE
SW0123BE
SW0125BE
SW0126BE
SW0130BE
SW0132BE
SW0133BE
SW0139BE
SW0141BE
SW0142BE
SW0143BE
SW0145BE
SW0147BE
SW0148BE
SW0156BE
SW0157BE
SW0160BE
SW0161BE
SW0163BE
SW0164BE
SW0165BE
SW0167BE
SW0178BE
SW0179BE
SW0184BE
SW0185BE
SW0186BE
SW0192BE
SW0194BE
SW0200BE
SW0201BE
SW0202BE

Policy Number	Identifier
SW0203BE
SW0204BE
SW0207BE
SW0208BE
SW0209BE
SW0210BE
SW0211BE
SW0212BE
SW0218BE
SW0220BE
SW0221BE
SW0222BE
SW0224BE
SW0228BE
SW0230BE
SW0231BE
SW0232BE
SW0233BE
SW0234BE
SW0235BE
SW0245BE
SW0247BE
SW0248BE
SW0249BE
SW0255BE
SW0257BE
SW0260BE
SW0263BE
SW0264BE
SW0265BE
SW0266BE
SW0268BE
SW0270BE
SW0272BE
SW0273BE
SW0274BE
SW0275BE
SW0277BE
SW0279BE
SW0281BE
SW0285BE
SW0286BE
SW0287BE
SW0290BE
SW0296BE
SW0298BE
SW0299BE

Policy Number	Identifier
SW0302BE
SW0304BE
SW0305BE
SW0307BE
SW0308BE
SW0309BE
SW0312BE
SW0314BE
SW0315BE
SW0318BE
SW0319BE
SW0320BE
SW0322BE
SW0323BE
SW0331BE
SW0333BE
SW0334BE
SW0335BE
SW0336BE
SW0337BE
SW0340BE
SW0342BE
SW0347BE
SW0351BE
SW0360BE
SW0361BE
SW0363BE
SW0371BE
SW0377BE
SW0379BE
SW0380BE
SW0381BE
SW0383BE
SW0384BE
SW0388BE
SW0390BE
SW0391BE
SW0394BE
SW0399BE
SW0400BE
SW0401BE
SW0407BE

Exhibit D

Policy Number
24368BE
25599BE
AB1029BE-01
AB1029BE-02
AB1029BE-05
AB1029BE-06
AB1029BE-19
AB1029BE-20
AB1029BE-32
AB1107BE-02

Exhibit E

Policy Number	Identifiers
128158BE
13727BE
13728BE
15086BE
15250BE
15301BE
15327BE
15502BE
15748BE
16176BE
16204BE
16267BE
16635BE
16786BE
16899BE
17206BE
17307BE
17459BE
17769BE
17878BE
18018BE
18052BE
18254BE
18400BE
18515BE
19194BE
19301BE
19389BE
19699BE
20004BE
20625BE
20647BE
20733BE
20988BE
21014BE
21018BE
21066BE
21077BE
21032BE
22019BE
22110BE
22581BE
22734BE
23243BE
23295BE
23838BE
24135BE
24223BE
24612BE
24624BE
24841BE

Policy Number	Identifiers
25332BE
25425BE
25534BE
25535BE
25621BE
25844BE
26053BE
26437BE
26620BE
26621BE
26622BE
26702BE
26849BE
27243BE
AB0591BE
AB0616BE
AB0632BE
AB0676BE
AB0721BE
AB0770BE
AB0821BE
AB0859BE
AB0900BE
AB0933BE
AB0987BE
AB0994BE
AB1001BE
AB1004BE
BE111763
BE112771
BE114100
BE114118
BE114617
BE116269
BE123661
BE123670
BE124152
BE127783
BE132458
BE302959
BE303100
BE303119
BE303903
BE303917
BE303976
BE533166
FG0404BE
S17784BE
SF0306BE
SB0585BE
SB0807BE

Policy Number	Identifiers
SB0875BE
SB0971BE
SB1022BE
SB1093BE
SB1142BE
SB1170BE
SB1208BE
SB1230BE
SB1230BE-2004
SB1252BE
SB1321BE
SB1362BE
SB1398BE
SB1502BE
SB1565BE
SB1593BE
SB1615BE
SB1648BE
SB1808BE
SB19512BE
SB2170BE
SB2203BE
SB2269BE
SB2303BE
SB2330BE
SB2340BE
SB2434BE
SB2572BE
013623BE
23539BE
BE118025
BE126070
BE530025
15108BE
25218BE
26052BE
BE125883
BE556710
17523BE
21346BE
AB0932BE
AB1033BE
AB1114BE
AB1115BE
BE105823
SF0749BE	63543TAE8
SF0724BE	63543PBU9
SF0949BE	63543VAB9

Exhibit F

Reinsurance Agreements under which Ambac Assurance Corporation has assumed liability as reinsurer.

1)	Amended and Restated Excess SIPC Surety Bond Excess of Loss Reinsurance Contract, dated as of February 16, 2008(amending and restating in its entirely the Excess SIPC Surely Bond Excess of Loss Reinsurance Contract, effective as of February 16, 2005), among Customer Asset Protection Company, Ambac Assurance Corporation and Assured Guaranty Corp.

2)	Financial Guaranty Master Facultative Reinsurance Agreement, dated as of January 1, 2008, between Assured Guaranty Corp, and Ambac Assurance Corporation

3)	Facultative Reinsurance Agreement, dated as of April 27, 2006, between financial Guaranty Insurance Company and Ambac Assurance Corporation

4)	Risk Sharing Agreement Basic Terms and Conditions, dated as of December 8, 1998, among Ambac Assurance Corporation, MBIA Insurance Corporation and Radian Asset Assurance Inc.

5)	Facultative Reinsurance Agreement, dated December 9, 2002, between Radian Asset Assurance Inc. and Ambac Assurance Corporation

6)	Facultative Reinsurance Agreement, dated December 19, 2002, between Radian Asset Assurance Inc. and Ambac Assurance Corporation

7)	Risk Sharing Agreement Basic Terms and Conditions, dated as of May 30, 2001, between Ambac Assurance Corporation and Radian Asset Assurance Inc.

8)	Amended and Restated 1997 Reinsurance Agreement as of November 17, 2009, between Ambac Assurance UK Limited and Ambac Assurance Corporation

Exhibit G

Previously filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Exhibit H

Previously filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.